SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 2, 2012

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-6543	Ohio	31-4271000
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

Reference is made to Ohio Power Company (the Company) Consolidated Management’s  Narrative Discussion and Analysis of Results of Operations under the captions “Customer Choice” and “Ohio Capacity Case” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.  As of June 30, 2012, approximately 34% of the Company’s Ohio load had switched to competitive retail electric suppliers (CRES providers).  The Public Utilities Commission of Ohio issued an order on July 2, 2012 that provided that the Company must charge CRES providers the Reliability Pricing Model (RPM) price for capacity.  As of July 31, 2012, approximately 36.3% of the Company’s Ohio load had switched to CRES providers and approximately an additional 8.4% of its load had formally initiated the switching process to a CRES provider for a total of 44.7%. Since the July 2, 2012 order, the Company has experienced an increased rate of customer shopping.  The Company anticipates that shopping levels will increase based on the capacity pricing that is approved to become effective in August 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OHIO POWER COMPANY

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

August 2, 2012